SCHEDULE 14A INFORMATION


                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[ ]   Definitive Proxy Statement                   Commission only (as permitted
[ ]   Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]   Soliciting Material Under Rule 14a-12

                           COMMISSION FILE NO. 0-28452
                       UNITED SHIPPING & TECHNOLOGY, INC.

                (Name of Registrant as Specified in Its Charter)
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: _____________________________________________________

         (2)      Aggregate number of securities to which transaction applies:
                  ______________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________________________________
         (4)  Proposed maximum aggregate value of transaction: _________________
         (5)  Total fee paid: __________________________________________________

[ ]   Fee paid previously with preliminary materials: __________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid: _____________________________________________
      (2)  Form, Schedule or Registration Statement no.:________________________
      (3)  Filing Party: _______________________________________________________
      (4)  Date Filed: _________________________________________________________

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

                                February __, 2001

Dear Shareholder:

         You are cordially invited to attend the Special Meeting of Shareholders of United Shipping & Technology, Inc. to be held in the F. Scott Fitzgerald Room of the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, March 27, 2001, at 3:00 p.m. Minneapolis time.

         At the Special Meeting, you will be asked to consider approval of:

         (1) Ratification of the conversion of the Company's convertible bridge notes (the "Notes") issued to TH Lee.Putnam Internet Partners, LP, TH Lee.Putnam Internet Parallel Partners, LP, THLi Coinvestment Partners LLC and Blue Star I, LLC (collectively, "THLi") into shares of Series D Convertible Preferred Stock, par value $0.004 per share (the "Series D Preferred") and the issuance of warrants to THLi to purchase, in the aggregate, 2,165,349 shares of Series D Preferred (the "Warrants"), which ratification would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that conversion and issuance occurs.

         (2) Issuance of the Series D Preferred, including the Series D Preferred into which the Notes are convertible, to THLi and the other investors named in the Series D Preferred Securities Purchase Agreement dated __________ __, 2001 (the "Other Investors"), which is convertible into, and which has voting power, greater than twenty percent (20%) of the outstanding voting securities of the Company, required pursuant to the Series D Preferred Securities Purchase Agreement, which would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that issuance occurs.

         Approval of the conversion of the Notes, issuance of the Warrants and approval of the issuance of the Series D Preferred are critical steps in our strategic financing plans. It is important for you to exercise your voting rights regarding these proposals. Whether or not you are able to attend the meeting in person, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.


                                              Sincerely,


                                              UNITED SHIPPING & TECHNOLOGY, INC.


                                              /s/ Peter C. Lytle
                                              Peter C. Lytle
                                              Chairman of the Board of Directors

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY MARCH 27, 2001

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders (the "Special Meeting") of United Shipping & Technology, Inc. (the "Company"), a Utah corporation, will be held in the F. Scott Fitzgerald Room of the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, March 27, 2001, at 3:00 p.m. Minneapolis time, and at any adjournment or postponement thereof, for the following purposes, as more fully described in the accompanying Proxy
Statement:

         (1) Ratification of the conversion of the Company's convertible bridge notes (the "Notes") issued to TH Lee.Putnam Internet Partners, LP, TH Lee.Putnam Internet Parallel Partners, LP, THLi Coinvestment Partners LLC and Blue Star I, LLC (collectively, "THLi") into shares of Series D Convertible Preferred Stock, par value $0.004 per share (the "Series D Preferred") and the issuance of warrants to THLi to purchase, in the aggregate, 2,165,349 shares of Series D Preferred (the "Warrants"), which ratification would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that conversion and issuance occurs.

         (2) Issuance of the Series D Preferred, including the Series D Preferred into which the Notes are convertible, to THLi and the other investors named in the Series D Preferred Securities Purchase Agreement dated __________ __, 2001 (the "Other Investors"), which is convertible into, and which has voting power, greater than twenty percent (20%) of the outstanding voting securities of the Company, required pursuant to the Series D Preferred Securities Purchase Agreement, which would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that issuance occurs.

         The transfer books of the Company will not be closed for the Special Meeting. Only shareholders of record holding common stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock or Series E Convertible Preferred Stock at the close of business on February 20, 2001, are entitled to receive notice of, and to vote at, the Special Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ Wesley C. Fredenburg
                                             Wesley C. Fredenburg
                                             Secretary

Minneapolis, Minnesota
February 27, 2001

--------------------------------------------------------------------------------
     ALL SHAREHOLDERS ARE CORDIALLY INVITED AND REQUESTED TO ATTEND THE SPECIAL MEETING IN PERSON. SHAREHOLDERS WHO ARE UNABLE TO ATTEND IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. YOUR ATTENDANCE AT THE SPECIAL MEETING, WHETHER IN PERSON OR BY PROXY, IS IMPORTANT TO ENSURE A QUORUM. IF YOU RETURN YOUR PROXY, YOU STILL MAY VOTE YOUR SHARES IN PERSON BY GIVING WRITTEN NOTICE (BY SUBSEQUENT PROXY OR OTHERWISE) TO THE SECRETARY OF THE COMPANY AT ANY TIME PRIOR TO THE VOTE AT THE SPECIAL MEETING.
--------------------------------------------------------------------------------

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442
                               -------------------
                               PROXY STATEMENT FOR
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 27, 2001

                               ------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of United Shipping & Technology, Inc. (the "Company"), to be voted at the Special Meeting of Shareholders (the "Special Meeting") to be held in the F. Scott Fitzgerald Room of the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, March 27, 2001, at 3:00 p.m. Minneapolis time, and at any adjournment or postponement thereof. The Notice of Special Meeting, this Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about February 27, 2001. The Special Meeting has been called to consider approval of the following proposals (the "Proposals"):

          (1) Ratification of the conversion of the Company's convertible bridge notes (the "Notes") issued to TH Lee.Putnam Internet Partners, LP, TH Lee.Putnam Internet Parallel Partners, LP, THLi Coinvestment Partners LLC and Blue Star I, LLC (collectively, "THLi") into shares of Series D Convertible Preferred Stock, par value $0.004 per share (the "Series D Preferred") and the issuance of warrants to THLi to purchase, in the aggregate, 2,165,349 shares of Series D Preferred (the "Warrants"), which ratification would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that conversion and issuance occurs.

         (2) Issuance of the Series D Preferred, including the Series D Preferred into which the Notes are convertible, to THLi and the other investors named in the Series D Preferred Securities Purchase Agreement dated __________ __, 2001 (the "Other Investors"), which is convertible into, and which has voting power, greater than twenty percent (20%) of the outstanding voting securities of the Company, required pursuant to the Series D Preferred Securities Purchase Agreement, which would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that issuance occurs.

         THLi owns all of the Company's Series B Preferred Convertible Stock (the "Series B Preferred") and Series C Preferred Convertible Stock (the "Series C Preferred") issued and outstanding.

         The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Special Meeting of Shareholders and this Proxy Statement, will be paid by the Company. In addition, the Company will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of common stock on the record date specified below, bear the reasonable expenses for mailing copies of this material to the beneficial owners of these shares. Officers and other regular employees of the Company who will receive no extra compensation for their services may solicit proxies in person or by telephone or facsimile. In addition, the Company has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee estimated to be $15,000, plus out-of-pocket expenses. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareowners on or about February 26, 2001.

         The Board of Directors knows of no business which will be presented at the Special Meeting other than the matters referred to in the accompanying Notice of Meeting. If the enclosed proxy is executed and returned, it nevertheless may be revoked at any time before it has been voted by a later-dated proxy or a vote in person at the Special Meeting. Shares represented by properly executed proxies received on behalf of the Company will be voted at the Special Meeting (unless revoked prior to their vote) in the manner specified therein. If no instructions are specified in a signed proxy returned to the Company, the shares represented thereby will be voted FOR approval of the transactions described in the Proposals. If a question of adjourning or postponing the Special Meeting is properly presented at the Special Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matter in accordance with their best judgment.

RECORD DATE AND OUTSTANDING VOTING SECURITIES

         Only holders of the Company's common stock, Series B Preferred, Series C Preferred or Series E Convertible Preferred Stock (the "Series E Preferred") whose names appear of record on the books of the Company at the close of business on February 20, 2001 (the "Record Date"), are entitled to receive notice of, and to vote at, the Special Meeting. On the Record Date, the voting shares of the Company consisted of 16,646,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred and __________ shares of Series E Preferred.

REVOCABILITY OF PROXIES

         Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (i) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Special Meeting,
(ii) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company prior to the vote at the Special Meeting, or
(iii) appearing in person at the Special Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442, Attention: Wesley C. Fredenburg, Secretary of the Company, or hand-delivered to the Secretary of the Company prior to the vote at the Special Meeting.

QUORUM; VOTING ; ABSTENTIONS; BROKER NON-VOTES

         The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock and Series E Preferred outstanding and entitled to vote as a combined, separate class are necessary to constitute a quorum for the transaction of business at the Special Meeting. In addition, a majority of the shares of each of the Series B Preferred and the Series C Preferred outstanding, each of which series is separately entitled to vote as a class, are necessary to constitute a quorum for the transaction of business at the Special Meeting. All votes will be tabulated by the inspector of election for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

         The holders of the Series B Preferred and Series C Preferred are entitled to vote as separate classes upon the Proposals at the Special Meeting. The affirmative vote of the holders of two-thirds of the then outstanding shares of Series B Preferred and Series C Preferred, each voting as a separate class, are necessary to create, authorize or issue any capital stock that ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise) to or PARI PASSU with each such series of stock. In this case, since the Series D Preferred ranks PARI Passu with respect to the liquidation, dissolution and winding up preferences of Series B Preferred and Series C Preferred, the holders of the Series B Preferred and Series C Preferred are each entitled to vote as a separate class upon the Proposals at the Special Meeting. With respect to the Proposals submitted to the shareholders for a vote at the Special Meeting, the holders of the common stock and the Series E Preferred will vote together as a single class, with each share of common stock entitled to one vote per share and each share of Series E Preferred entitled to one vote for each share of common stock issuable upon conversion of each share of Series E Preferred as of the record date for such vote. The holders of Series E Preferred are entitled to convert each share of Series E Preferred into ten shares of common stock. Accordingly, each share of Series E Preferred issued and outstanding shall be entitled to cast __________votes.

         If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Special Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

         If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on the matter, such shares will be considered present at the Special Meeting for determining a quorum, but will not be considered to be represented at the Special Meeting for purposes of calculating the vote with respect to the matter.

                               SECURITY OWNERSHIP

         As of February 5, 2001, the Company had issued and outstanding 16,646,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred and __________ shares of Series E Preferred. Each share of Series B Preferred and each share of Series C Preferred may be converted into one share of common stock (subject to adjustment to prevent dilution) at any time upon the request of the holder thereof. Each share of Series E Preferred may be converted into ______ shares of common stock (subject to adjustment to prevent dilution) at any time upon the request of the holder thereof.

         The following table contains certain information known to the Company regarding beneficial ownership of its voting securities as of February 5, 2001, by (i) each person who is known to the Company to own beneficially more than five percent of the Company's voting securities, (ii) each of the Company's directors, (iii) each of the Company's executive officers, and (iv) all current executive officers and directors as a group. Unless otherwise noted, each person identified below has sole voting and investment power with respect to such shares.

                                                     AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP (1)           PERCENT OF CLASS (2)
------------------------------------                 ------------------------           --------------------
TH Lee.Putnam Internet Partners, L.P. (3)
200 Madison Avenue, Suite 2225
New York, New York, 10016...................                 7,797,630                             31.9%

Richard and Mabeth Neslund (4)
15210 Wayzata Boulevard
Wayzata, MN 55391...........................                 1,948,900                              9.1%

Bayview Capital Partners LP (5)
641 East Lake Street, Suite 230
Wayzata, MN 55391...........................                 1,623,869                              7.6%

Peter C. Lytle (6)..........................                 1,076,600                              4.8%

Timothy G. Becker (7).......................                   762,502                              3.4%

Marshall T. Masko (8).......................                   376,584                              1.7%

Ronald G. Olson (9).........................                    43,000                                *

Peter W. Kooman (10)........................                    29,865                                *

Marlin Rudebusch (11).......................                    35,000                                *

Timothy R. Traff............................                    14,500                                *

Douglas Hsieh (12)..........................                         0                                *

James G. Brown (12).........................                         0                                *

Mark E. Ties................................                       669                                *

Jeffry J. Parell............................                         0                                *

All directors and officers as
a group (11 persons) (13)...................                 2,338,720                             10.0%

-------------------
* Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes common stock or securities convertible into or exercisable for common stock owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of February 5, 2001. The same shares may be beneficially owned by more than one person. Unless otherwise indicated, the address for each listed shareholder is c/o United Shipping & Technology, Inc., 9850 51st Avenue North, Suite 110, Minneapolis, Minnesota 55442. To the Company's knowledge, except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all voting securities.

(2) Percentage of beneficial ownership is based on 16,646,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred and ________ shares of Series E Preferred (each such share of Series E Preferred is currently convertible into _____ shares of common stock) outstanding as of February 5, 2001. Shares issuable pursuant to warrants and stock options are deemed outstanding for computing the percentage of the holders thereof, but not for computing the percentage of any other person. Assumes no issuance of 8,921,739 shares of common stock issuable upon exercise of outstanding stock options and warrants.

(3) Includes (i) 1,508,861 shares of common stock issuable upon conversion of Series B Preferred owned by TH Lee.Putnam Internet Partners, L.P. and 1,297,936 shares of common stock issuable upon conversion of Series B Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P.;
         (ii) 1,089,043 shares of common stock issuable upon conversion of Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 825,932 shares of common stock issuable upon conversion of Series C owned by TH Lee.Putnam Internet Parallel Partners, L.P., 61,400 shares of common stock issuable upon conversion of Series C Preferred owned by THLi Coinvestment Partners LLC, and 23,625 shares of common stock issuable upon conversion of Series C Preferred owned by Blue Star I, LLC; (iii) 449,494 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Partners, L.P., 340,897 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 25,435 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series C Preferred owned by THLi Coinvestment Partners LLC, and 9,658 shares of common stock issuable upon the exercise and conversion of warrants of purchase Series C owned by Blue Star I, LLC ("collectively the "Series C Warrants"); and (iv) 1,179,079 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Partners, L.P., 895,216 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by TH Lee.Putnam Internet Parallel Partners, L.P., 66,284 shares of common stock issuable upon the exercise and conversion of warrants to purchase Series D Preferred owned by THLi Coinvestment Partners LLC, and 25,770 shares of common stock issuable upon the exercise and conversion of warrants of purchase Series D owned by Blue Star I, LLC ("collectively the "Series D Warrants"). Does not include 228,469 shares of common stock purchasable pursuant to warrants to purchase common stock owned by TH Lee. Putnam Internet Partners, L.P. and 196,531 shares of common stock purchasable pursuant to warrants to purchase common stock owned by TH Lee.Putnam Internet Parallel Partners, L.P. (collectively the "Common Warrants"). The Common Warrants become exercisable only in the event and to the extent that 3,000,000 options granted under the

         Company's 2000 Stock Option Plan are exercised, on a pro rata basis. TH Lee.Putnam Internet Parallel Partners, L.P., THLi Coinvestment Partners LLC, and Blue Star I, LLC are affiliates of TH Lee Putnam Internet Partners, L.P.

(4) Includes 1,885,567 shares owned directly and 63,333 shares purchasable pursuant to warrants.

(5) Includes 1,623,869 shares purchasable pursuant to warrants, 28,147 shares of which become exercisable only in the event and to the extent that 3,000,000 options granted under the Company's 2000 Stock Option Plan are exercised, on a pro rata basis.

(6) Includes 251,600 shares owned directly, 125,000 shares purchasable pursuant to warrants and 700,000 shares purchasable pursuant to stock options.

(7) Includes 41,688 shares owned directly, 20,834 shares purchasable pursuant to warrants and 663,185 shares purchasable pursuant to stock options.

(8) Includes 181,584 shares owned directly and 145,000 shares purchasable pursuant to stock options.

(9) Includes 83,334 shares owned directly and 41,667 shares purchasable pursuant to warrants and 20,000 shares purchasable pursuant to stock options.

(10) Includes 13,514 shares owned directly, 1,351 shares purchasable pursuant to warrants, and 15,000 shares purchasable pursuant to stock options.

(11)     Consists of  35,000 shares purchasable pursuant to options.

(12) Excludes shares beneficially owned by THLi, for which this individual disclaims beneficial ownership.

(13) Includes an aggregate of 1,752,037 shares purchasable pursuant to currently exercisable stock options and warrants.

                                    PROPOSALS

PROPOSAL 1        RATIFICATION OF THE CONVERSION OF THE COMPANY'S CONVERTIBLE
                  BRIDGE NOTES (THE "NOTES") ISSUED TO TH LEE.PUTNAM INTERNET
                  PARTNERS, LP, TH LEE.PUTNAM INTERNET PARALLEL PARTNERS, LP,
                  THLI COINVESTMENT PARTNERS LLC AND BLUE STAR I, LLC
                  (COLLECTIVELY, "THLI") INTO SHARES OF SERIES D CONVERTIBLE
                  PREFERRED STOCK, PAR VALUE $0.004 PER SHARE (THE "SERIES D
                  PREFERRED") AND THE ISSUANCE OF WARRANTS TO THLI TO PURCHASE,
                  IN THE AGGREGATE, 2,165,349 SHARES OF SERIES D PREFERRED (THE
                  "WARRANTS"), WHICH RATIFICATION WOULD BE NECESSARY FOR THE
                  COMPANY TO MEET CONTINUED LISTING REQUIREMENTS FOR ITS COMMON
                  STOCK ON THE NASDAQ SMALLCAP MARKET, IF THAT CONVERSION AND
                  ISSUANCE OCCURS.

PROPOSAL 2        ISSUANCE OF THE SERIES D PREFERRED, INCLUDING THE SERIES D
                  PREFERRED INTO WHICH THE NOTES ARE CONVERTIBLE, TO THLI AND
                  THE OTHER INVESTORS NAMED IN THE SERIES D PREFERRED SECURITIES
                  PURCHASE AGREEMENT DATED __________ __, 2001 (THE "OTHER
                  INVESTORS"), WHICH IS CONVERTIBLE INTO, AND WHICH HAS VOTING
                  POWER, GREATER THAN TWENTY PERCENT (20%) OF THE OUTSTANDING
                  VOTING SECURITIES OF THE COMPANY, REQUIRED PURSUANT TO THE
                  SERIES D PREFERRED SECURITIES PURCHASE AGREEMENT, WHICH WOULD
                  BE NECESSARY FOR THE COMPANY TO MEET CONTINUED LISTING
                  REQUIREMENTS FOR ITS COMMON STOCK ON THE NASDAQ SMALLCAP
                  MARKET, IF THAT ISSUANCE OCCURS.

ISSUANCE OF SERIES D PREFERRED PURSUANT TO BRIDGE LOAN AGREEMENT

         Due to severe weather conditions in December 2000, the Company's revenue, the timing of billings to customers and collections fell below amounts projected in its operating plan. Lower receivables and collections, together with other operating conditions, including projected negative cash flows in its second fiscal quarter, resulted in a short-term working capital deficit. To meet its working capital requirements, the Company and THLi entered into a bridge loan agreement dated January 4, 2001, and the supplemental bridge loan agreement dated January 31, 2001, (collectively, the "Bridge Loan Agreement"), pursuant to which THLi loaned to the Company $3,500,000 on January 4, 2001, and an additional $1,500,000 on January 31, 2001. In connection with the bridge loan, the Company issued convertible bridge notes to THLi in the aggregate amount of $5,000,000 (the "Notes"), which are due and payable on July 4, 2001. The Notes are subordinate to the Company's senior indebtedness. Each note bears interest on the unpaid principal amount at an annual percentage rate of 18%. Interest on each of the Notes is payable at maturity in immediately available funds or, subject to ratification of the Company's shareholders and at the option of THLi, in shares of the Company's Series D Preferred.

         In connection with the bridge loan, the Company issued to THLi warrants (the "Warrants") to purchase in the aggregate 2,165,349 shares of the Company's Series D Preferred (the "Warrant Shares") at a per share purchase price of $0.01. The Warrants were issued on January 4, 2001, and expire on January 4, 2006.

         All or a portion of the principal and interest of the Notes may be converted by THLi at any time into shares of the Company's Series D Preferred. The conversion price of the Notes under the Bridge Loan Agreement will be the lesser of: (a) the average closing price of the Company's common stock as reported by Nasdaq for the five days prior to the conversion, or (b) a price 25% lower than the price per share at which the Company's Series D Preferred, or any voting stock of the Company issued subsequent to issuance of the Notes, was last sold to one or more third party investors (the "Conversion Price"). Accordingly, pursuant to the purchase price of the Series D Preferred established in the Series D Preferred Purchase Agreement, the conversion price of the Notes is $______ per share, which will result in the issuance to THLi of __________ shares of Series D Preferred, or __________ shares of common stock on an as-if-converted basis. On January 4, 2001, the date the Company entered into the Bridge Loan Agreement with THLi, the closing price per share of the Company's common stock as listed on the Nasdaq SmallCap Market was $1.97.

         Under the terms of the Bridge Loan Agreement, at the next meeting of shareholders of the Company other than the Annual Meeting of Shareholders held on January 19, 2001, to be held following the issuance of the Notes, the Company is obligated to (a) seek the ratification by its shareholders of the conversion of the Notes by THLi and the issuance of the Warrants in accordance with their respective terms, and (b) take all reasonable steps in its power to ensure that the Board of Directors of the Company recommend to its shareholders that such actions of the Company are ratified.

         The Company did not seek the opinion of an independent financial advisor as to whether the conversion of the Notes and the issuance of the Warrants necessary to effect the purchase of Series D Preferred by THLi or the issuance of Series D Preferred to THLi and to the Other Investors pursuant to the Series D Preferred Securities Purchase Agreement was fair to the Company and its shareholders from a financial point of view. The Board of Directors of the Company, however, considered the Company's financial condition, working capital needs and the market price of its common stock, and approved the terms and conditions of such transactions.

ISSUANCE OF SERIES D PREFERRED PURSUANT TO THE SERIES D PREFERRED SECURITIES PURCHASE AGREEMENT

         Pursuant to the terms of the Bridge Loan Agreement and the Series D Preferred Securities Purchase Agreement, the Company proposes to issue to THLi and the Other Investors __________ shares of Series D Preferred. Pursuant to the Bridge Loan Agreement and Series D Preferred Securities Purchase Agreement, the Company will issue _________ shares of Series D Preferred to THLi upon conversion of $5,000,000 of the Notes for a conversion price equal to $____ per share, and proposes to issue up to ____ shares of Series D Preferred to the Other Investors for consideration equal to $____ per share, or aggregate cash consideration of $________.

         The issuance of the Series D Preferred will be dilutive to the holders of the Company's outstanding shares. If THLi and the Other Investors purchase all of the shares of the Series D Preferred specified in the Series D Preferred Securities Purchase Agreement and converted all of such shares to common stock, the number of shares of common stock issued upon such conversion would total _______________ (treating all Series D Preferred shares on an as-if-converted basis, assuming no anti-dilution adjustments), or approximately ____% of the Company's outstanding voting securities. After such purchase, THLi would beneficially own _____% of the voting power of the securities of the Company.

         Series D Preferred has preferences over common stock with respect to liquidation, wind up, dissolution and dividend rights. Series D Preferred also enjoys certain anti-dilution rights. Series D Preferred ranks PARI PASSU with Series B Preferred, Series C Preferred and Series E Preferred with respect to liquidation, wind up, dissolution and dividend rights. These preferences may diminish Company assets otherwise available to the holders of the Company's common stock, Series B Preferred and Series C Preferred upon a liquidation, winding up or dissolution of the Company. Except to the extent that Series D Preferred voting rights are reduced until the issuance of Series D Preferred which is convertible into more than 20% of the Company's outstanding common stock, or until such approval is waived by Nasdaq or otherwise determined not to be required, Series D Preferred shares have __________ votes for each share participating as a single class with the common stock.

         Under the terms of the Series D Preferred Securities Purchase Agreement, the Company is obligated to seek shareholder approval of the issuance of Series D Preferred that, together with Series D Preferred and Series E Preferred previously issued would exceed 20% of the Company's voting securities.

EFFECT OF ISSUANCE OF SERIES D PREFERRED ON THE COMPANY'S EXISTING SECURITIES AND INDEBTEDNESS

         Issuance of the Series D Preferred constitutes an event that will give rise to certain pre-emptive rights under the terms of a warrant to purchase common stock (the "Bayview Warrant") held by Bayview Capital Partners LP ("Bayview"). Assuming that the Series D Preferred shares are sold pursuant to the Series D Preferred Securities Purchase Agreement, Bayview will have the right to purchase up to an additional __________ shares of common stock pursuant to terms of the Bayview Warrant.

         Pursuant to the terms of the Bayview Warrant, the Series B Preferred Certificate of Designation, which established the terms and conditions of the Series B Preferred, the Series C Preferred Certificate of Designation, which established the terms and conditions of the Series C Preferred, and an Exchange Agreement dated September 24, 1999 (the "Exchange Agreement") between the Company and CEX Holdings, Inc. ("CEX"), Bayview, the holders of the Series B Preferred and the Series C Preferred, and CEX are entitled to certain anti-dilution rights if the Company's securities are issued at less than market value. The exercise price of the Bayview Warrant, the conversion prices of the Series B Preferred and Series C Preferred, and the conversion price of a convertible subordinated promissory note held by CEX, are required to be reduced on a weighted average basis concurrent with any issuance by the Company of common stock for a consideration per share less than the average closing sale price per share of the common stock for the 20 trading days immediately prior to the date the Company fixes the purchase price for such common stock. Consequently, the exercise price and shares issuable under the Bayview Warrant and the conversion prices of the Series B Preferred and Series C Preferred, and the conversion price of the shares issuable to CEX pursuant to the Exchange Agreement will be adjusted pursuant to formulae provided in such securities and in the Exchange Agreement.

         In addition to the foregoing, under the terms of the Certificate of Designation of the Series E Preferred, each issued and outstanding share of the Series E Preferred (including any fraction of a share) shall automatically convert into a share of Series D Preferred effective immediately upon the closing of any transaction involving the issuance by the Company of Series D Preferred to any investor.

NASDAQ SHAREHOLDER APPROVAL REQUIREMENTS

         The Company's common stock is listed on the Nasdaq SmallCap Market. The market rules of Nasdaq (the "Nasdaq Rules") require shareholder approval if, in connection with a transaction other than a public offering, the Company issues, at a price less than the greater of book or market value, common stock or securities convertible into or exercisable for common stock which equals 20% or more of the Company's outstanding common stock or 20% or more of the voting power outstanding before the issuance. On the record date, the Company had ________ shares of common stock outstanding. Pursuant to the Series D Preferred Securities Purchase Agreement, the Company has agreed to issue __________ shares of Series D Preferred to THLi and the Other Investors and, if the shareholders approve the Proposals, the Company will issue common stock or securities convertible into and exercisable for 20% or more of the common stock outstanding prior to issuance.

         The Nasdaq Rules also require shareholder approval when an issuance of securities will result in a change in control of the Company. Although the Company is not certain that the Proposals will result in a change in control under the Nasdaq Rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the shareholder vote required thereby. The sale of ____________ shares of Series D Preferred will result in THLi beneficially holding approximately ____% and the "Other Investors" holding approximately _____% of the voting power of the Company which could enable THLi and the "Other Investors" to substantially influence corporate decisions and affect shareholder votes on material matters brought before shareholders of the Company. Also, THLi currently has the power to appoint or elect three members of the Company's board of directors. THLi has only elected and appointed two directors out of the current eight directors serving on the Company's board of directors. THLi may choose at any time to appoint one additional member, which would increase the number of directors from eight to nine. Accordingly, a vote in favor of the Proposals would enable THLi to convert the Notes to Series D Preferred and would require the Company to issue the Series D Preferred, which could result in the issuance of up to an aggregate of _____% of the Company's voting securities to THLi. This could result in the issuance of an additional approximately _____% of the Company's voting power to the "Other Investors and would result in THLi and the "Other Investors" having substantial influence over the management and policies of the Company.

INTERESTS OF CERTAIN PERSONS IN THE MATTERS TO BE ACTED UPON

         James G. Brown, a director of the Company, is the founder and a Managing Director of THLi. Douglas Hsieh, a director of the Company, is a vice president of THLi.

UTAH SHAREHOLDER APPROVAL REQUIREMENTS

         The laws of the State of Utah do not require shareholder approval of the conversion of the bridge notes or the issuance of the Series D Preferred described herein.

TERMS OF THE SERIES D PREFERRED

         THE FOLLOWING SUMMARIZES INFORMATION RELATING TO ISSUANCE OF THE SERIES D PREFERRED. A COPY OF THE SECURITIES PURCHASE AGREEMENT, INCLUDING THE CERTIFICATE OF DESIGNATION OF THE SERIES D PREFERRED AND REGISTRATION RIGHTS AGREEMENT (THE "SERIES D TRANSACTION DOCUMENTS") IS INCLUDED IN THE COMPANY'S CURRENT REPORT ON FORM 8-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _____________, 2001. THE DESCRIPTION OF THE SERIES D PREFERRED IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SERIES D TRANSACTION DOCUMENTS, ALL OF THE TERMS AND PROVISIONS OF WHICH ARE HEREBY INCORPORATED HEREIN IN FULL BY THIS REFERENCE. ALL SHAREHOLDERS ARE URGED TO REVIEW THE TRANSACTION DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

SALE OF SERIES D PREFERRED AND USE OF PROCEEDS

         The Company entered into the Series D Preferred Securities Purchase Agreement with THLi and the Other Investors on February ___, 2001, setting forth the terms and conditions pursuant to which the Company will issue shares of Series D Preferred. Shares of Series D Preferred, once issued, will be subject to the rights and preferences set forth in the Certificate of Designation for the Series D Preferred, the Company's Articles of Incorporation, as amended from time to time, and the Company's Bylaws. The Series D Preferred Securities Purchase Agreement provides that the Company will issue _________ shares of Series D Preferred to THLi for a consideration equal to $____ per share and ____ shares of Series D Preferred to the Other Investors for a consideration equal to $____ per share. The Company may use the proceeds resulting from the aggregate purchase price of $_____ only for purposes specifically set forth in a schedule to the Series D Preferred Securities Purchase Agreement. The proceeds attributable to THLi result from conversion of the existing Notes, and will not increase the cash flow or working capital of the Company. The proceeds attributable to the Other Investors constitute immediately available funds, adding to the cash flow and working capital of the Company. The Company's Board of Directors approved the Series D Preferred Securities Purchase Agreement on February ___, 2001, as a critical step in the Company's financing plans.

CONDITIONS TO THE ISSUANCE OF SERIES D PREFERRED

         The Series D Preferred Securities Purchase Agreement contains customary representations and warranties and requires customary opinions of counsel, consents, waivers, notifications and filings with governmental entities or third parties. In addition, the Series D Preferred Securities Purchase Agreement sets forth two key conditions to the Company's sale and the investors' purchase of the Series D Preferred: (i) the Company's shareholders shall have approved the issuance of the Series D Preferred as required by the rules of the Nasdaq Stock Market and (ii) a registration rights agreement by and among the Company, THLi and the Other Investors shall have been executed and delivered, and be in full force and effect, dated as of the closing. Approval of the issuance of the Series D Preferred is being sought through the use of this proxy statement. The registration rights agreement is described in detail below.

INDEMNIFICATION

         Under the Series D Preferred Securities Purchase Agreement, the Company has agreed to indemnify THLi and the Other Investors, and their affiliates, against, and agrees to hold such parties harmless from, any and all actions, causes of action or suits brought by third parties ("Third Party Claims") for damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) arising from such Third Party Claim incurred or suffered by such parties arising out of (a) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company pursuant to the Series D Preferred Securities Purchase Agreement, or (b) the breach by the Company of any listing requirements or other rules of any exchange upon which the Company's securities are listed, or of any other laws or rules relating to the issue and purchase of the Series D Preferred pursuant to the Series D Preferred Securities Purchase Agreement.

TERMINATION OF THE SERIES D PREFERRED SECURITIES PURCHASE AGREEMENT

         The Series D Preferred Securities Purchase Agreement may be terminated at any time prior to closing (i) by mutual written agreement of the parties,
(ii) by any party if there shall be any law or regulation that makes consummation of the transactions contemplated by the Series D Preferred Securities Purchase Agreement illegal or otherwise prohibited or if consummation of such transactions would violate any nonappealable, final order, decree or judgment of any court or governmental body having competent jurisdiction or
(iii) by the Company if the Second Closing (as defined in the Series D Preferred Securities Purchase Agreement) has not occurred on or before the end of business on March 31, 2001, or by THLi or the Other Investors if the First Closing (as defined in the Series D Preferred Securities Purchase Agreement) has not occurred on or before the end of business on February __, 2001. In general, the Series D Preferred Securities Purchase Agreement may be terminated by any party without liability, but any party shall be fully liable for damages resulting from willful (i) failure by any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure by any party to perform a covenant of the Series D Preferred Securities Purchase Agreement or (iii) breach by any party of any representation, warranty, covenant or agreement contained in the Series D Preferred Securities Purchase Agreement.

DESCRIPTION OF SERIES D PREFERRED

         The Company's Restated Articles of Incorporation, as amended to date, authorize the Board of Directors to issue, without any action by the Company's shareholders, up to 25,000,000 shares of preferred stock, in any classes or series the Board of Directors determines, and to specify the rights, preferences and privileges of such shares. On February 1, 2001, the Board of Directors by unanimous written consent authorized the creation and designation of __________ shares of Series D Convertible Preferred, par value $0.004 per share. No share of Series D Preferred is entitled to preference over any other share of Series D Preferred. The Series D Preferred ranks senior to the Company's common stock and Series A Cumulative Convertible Preferred Stock (the "Series A Preferred"), but ranks PARI PASSU with Series B Preferred, Series C Preferred and with Series E Preferred, with respect to dividend rights and rights on liquidation, dissolution and winding up. Certain terms of the Certificate of Designation for the Series D Preferred, which has been filed with the Secretary of State of the State of Utah, are summarized below. The following summary of rights, preferences, privileges and restrictions of the Series D Preferred is qualified in its entirety by reference to the Certificate of Designation for the Series D Preferred.

CONVERSION TO COMMON STOCK

         The holders of Series D Preferred shares, at any time and from time to time, may convert all or any portion of the Series D Preferred, including any fraction of a share, into shares of the Company's common stock (or shares or units of any security into which the Company's common stock is changed). Each share of Series D Preferred presently may be converted into ten shares of common stock, subject to adjustment to prevent dilution. As of February __, 2001, the shares of Series D Preferred to be purchased pursuant to the Series D Preferred Securities Purchase Agreement would be convertible into __________ shares of common stock, representing approximately _____% of the Company's outstanding common stock on a fully diluted basis.

         The rate at which shares of Series D Preferred may be converted to common stock shall be adjusted from time to time in order to prevent dilution in the event the Company issues or sells any shares of common stock or securities convertible into or exercisable for common stock for a consideration per share less than the market price (as defined in the Certificate of Designation for the Series D Preferred) of the common stock determined as of the date of such issue or sale, except with respect to: (i) the issuance or granting of common stock, options or convertible securities to employees, officers, consultants and directors of the Company and its subsidiaries or the exercise thereof pursuant to any of the Company's stock option plans; (ii) the issuance or granting of options for up to 75,000 shares of common stock (as adjusted for any stock splits, reverse stock splits, share combinations, stock dividends or similar reclassifications) to employees and consultants of the Company outside of any of the Company's stock option plans; (iii) the issuance of common stock upon (1) exercise of the Warrant To Purchase Shares of common stock of United Shipping & Technology, Inc. or (2) the conversion of the 9% Convertible Subordinated Promissory Note, in each case, dated as of April 25, 2000, issued by the Company to J. Iver & Company; (iv) the issuance of common stock upon exercise of a warrant dated as of September 24, 1999, issued by the Company to Bayview Capital Partners L.P.; (v) the issuance of common stock upon conversion of the Convertible Subordinated Note dated as of September 24, 1999, issued by the Company to CEX Holdings, Inc.; (vi) the issuance of shares of common stock to Jack D. Ashabranner II (or a trust solely for his benefit) in respect of a court-approved settlement of his claim against Corporate Express Delivery Systems, Inc., solely to meet any shortfall in the market value between the 600,000 shares of common stock that have been issued for the benefit of Mr. Ashabranner in respect of such settlement and the sum of $550,000, pursuant to the terms of such settlement; (vii) the issuance of common stock upon exercise of warrants to purchase common stock issued by the Company in connection with the original issuance of Series B Preferred; (viii) the issuance of Series D Preferred upon conversion of the Notes or upon exercise of a Warrant to purchase Series D Preferred Stock issued by the Corporation to THLi pursuant to the Bridge Loan Agreement; (ix) the issuance of Series C Preferred upon exercise of the Series C Warrants; and (x) the issuance of common stock upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred.

         For the purposes of determining whether securities are issued or granted for less than the market price (as defined in the Certificate of Designation for the Series D Preferred) of the common stock, the consideration per share of any right, option, or convertible security issued or granted by the Company shall be the applicable exercise, conversion or purchase price at the time such security is issued or granted.

VOTING RIGHTS

         In general, except as otherwise provided by law, the holders of shares of Series D Preferred are entitled to receive notice of all shareholders meetings and to vote on all matters submitted to the shareholders on an as-converted basis. Each share of Series D Preferred is entitled to one vote for each share of common stock issuable upon conversion of the Series D Preferred as of the record date in the election of directors.

         For so long as 20% of the shares of Series D Preferred issued pursuant to the Agreement remain outstanding, the affirmative vote of the holders of two-thirds of the shares of Series D Preferred are required for the Company to
(i) change the preferences, rights or powers of, increase or decrease the authorized number of, or issue additional shares of the Series D Preferred (or any class of stock that ranks prior to or equal with the Series D Preferred),
(ii) change the Company's articles or bylaws and (iii) declare or pay dividends or distributions on, or repurchase or redeem, the Company's securities, other than (a) with respect to shares of Series B Preferred, Series C Preferred, Series D Preferred or the Notes, (b) the repurchase of options or common stock under the Company's stock option plans, or (c) certain mandatory prepayments and repurchases required under the terms of an outstanding note issued to J. Iver & Company and an outstanding warrant issued to Bayview Capital Partners L.P.

         Except as otherwise provided for below in this section entitled "Voting Rights," the holders of Series D Preferred will be entitled to vote on all matters submitted to the shareholders for a vote together with the holders of the common stock voting together as a single class. Holders of Series D Preferred are entitled to one vote for each share of common stock issuable upon conversion of the Series D Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote. Notwithstanding the provisions of this section regarding voting rights of Series D Preferred, for the shareholder approval of the issuance of the Series D Preferred or the issuance of common stock or other securities convertible into, exchangeable for, or equivalent to, common stock as required in order to enable the Company to comply with continued listing requirements for the common stock on the Nasdaq SmallCap Market, such holders agree that, with respect to the voting of the Series D Preferred and the conversion thereof, the Series D Preferred voting rights of the holders shall be reduced on a pro-rata basis among the holders to a number of votes which will not exceed 3,200,000 (the "Reduced Voting Amount"), until the Company's shareholders approve the issuance of Series D Preferred which is convertible into more than 20% of the Company's outstanding common stock, or such approval is waived by Nasdaq or otherwise determined not to be required; and the Series D Preferred held by such holders may not be converted into common stock except to the extent the number of shares of common stock into which Series D Preferred may be converted (which vote on a one vote per share basis) and the number of shares of the common stock into which the Series D Preferred held by such holders is convertible, do not exceed a number of shares equal to the Reduced Voting Amount.

DIVIDENDS

         The Company is required to declare and pay to the holders of the Series D Preferred on an as-converted basis any dividends declared or paid upon the common stock, whether such dividends are payable in cash, securities or other property, other than dividends payable solely in shares of common stock, plus all accrued and unpaid dividends.

LIQUIDATION

         Upon any liquidation, dissolution or winding up of the Company, holders of Series D Preferred shares will be entitled to be paid out of the assets of the Company legally available for distribution to its shareholders, an amount equal to the Liquidation Value per share (as defined in the Certificate of Designation for the Series D Preferred) before any distribution or payment shall be made to the holders of common stock or other Junior Securities (as defined in the Certificate of Designation for the Series D Preferred) but PARI PASSU with any payment made upon the Series B Preferred, the Series C Preferred and the Series E Preferred. The current Liquidation Value is $__________ per share of Series D Preferred. If the Company's assets are insufficient to permit the payment to the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the aggregate liquidation value (plus any unpaid dividends thereon) attributable to those holders, then the Company is required to distribute the entire assets available to the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred on a pro rata basis. If the Company has insufficient legally available funds to pay holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in full, the Company must pay when funds are next legally available to do so.

REDEMPTION

         Subject to the Company having legally available funds for such purpose, the Company will be required, upon the election of the holders of Series D Preferred, to redeem for cash any outstanding shares of Series D Preferred on February 1, 2007, at a price equal to the aggregate liquidation value, plus all accrued and unpaid dividends at the election of the holders of the Series D Preferred. Any holder of Series D Preferred shares may elect to exercise its redemption rights with regard to any portion or none of the Series D Preferred shares owned by such holder. The Company is not required to establish any sinking fund for the redemption of the Series D Preferred. No share of Series D Preferred shall be entitled to any dividends declared after the date on which the Redemption Price (as defined in the Certificate of Designation for the Series D Preferred) is paid to the holder of such share.

CHANGE OF CONTROL

         The Company will be required to offer to purchase any outstanding shares of Series D Preferred promptly after the occurrence of a Change of Control (as defined in the Certificate of Designation for the Series D Preferred) of the Company, at a purchase price equal to the aggregate liquidation value, plus all accrued and unpaid dividends. At the option of the holders of Series D Preferred, the amount payable upon a Change of Control shall be payable in cash or shares of the Company's common stock (or the securities of the entity into which its common stock became converted or was exchanged in connection with the change of control).

REGISTRATION RIGHTS AGREEMENT

         The Company, THLi and the Other Investors entered into a Second Amended and Restated Registration Rights Agreement dated as of February __, 2001 (the "Registration Rights Agreement"). Pursuant to the registration rights agreement, a majority of the holders of the Company's Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred may require the Company to file registration statements under the Securities Act of 1933 covering common stock issuable upon conversion thereof, together with any other shares held by those shareholders.

         In addition to the foregoing rights to demand registration of shares, holders of the Company's Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred enjoy incidental or "piggyback" registration rights whenever the Company proposes to register any of its securities under the Securities Act of 1933.

         Pursuant to Registration Rights Agreement, the Company has agreed to indemnify and hold harmless each holder of the Company's Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred registered pursuant thereto and each person who controls any Selling Stockholder (as defined in Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) against any and all loss, liability, claim, damage and expense arising out of such registration statement.

         THLi and the Other Investors also agree to indemnify and hold harmless the Company, its directors and officers who sign a registration statement and each person, if any, who controls the Company against any and all loss, liability, claim, damage and expense described above, as incurred, with respect to untrue or alleged untrue statements or omissions made in such registration statement, or any preliminary prospectus or any prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of THLi or the Other Investors.

         THE FOREGOING SUMMARIES OF THE SECURITIES PURCHASE AGREEMENT, THE SERIES D PREFERRED AND THE REGISTRATION RIGHTS AGREEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE DEFINITIVE FORMS OF SUCH DOCUMENTS WHICH

HAVE BEEN FILED AS EXHIBITS TO THE COMPANY'S FORM 8-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ____________, 2001.

ABSENCE OF APPRAISAL RIGHTS

         Under Utah law, objecting shareholders will have no appraisal, dissenters' or similar rights (e.g., the right to seek a judicial determination of the "fair value" of the common stock and to compel the Company to purchase their common stock for cash in that amount) with respect to the approval of the conversion of the Notes and the issuance of the Series D Preferred at the Special Meeting, nor will the Company voluntarily accord such rights to shareholders. Therefore, approval of the Proposals presented at the Special Meeting by the requisite number of shares will bind all shareholders and any objecting shareholders will be able to liquidate their common stock only by selling it in the market.

CONSEQUENCES IF THE PROPOSALS ARE NOT APPROVED

         Failure to approve the Proposals would require the Company to seek other sources for funding of approximately $_______________. If the Company does not receive shareholder approval, there can be no assurance that the Company would be able to obtain adequate alternative sources of capital. Failure to receive such financing may force the Company to curtail its operations. If the Company does not receive shareholder approval of the Proposals, the Company may elect to sell a number of shares of Series D Preferred convertible into less than 20% of the outstanding common stock of the Company.

VOTE REQUIRED

         The affirmative vote at the Special Meeting by the holders of a majority of votes cast in person or by proxy on the Proposals in each class is required to approve the conversion of the Notes, the issuance of the Warrants and the issuance of the Series D Preferred. The holders of the Series B Preferred and Series C Preferred shall be entitled to vote as separate classes upon the Proposals at the Special Meeting. The holders of the common stock and the Series E Preferred will vote together as a single class with each share of common stock entitled to one vote per share and each share of Series E Preferred will be entitled to one vote for each share of common stock issuable upon conversion of each share of Series E Preferred as of the record date for such vote.

         THE BOARD OF DIRECTORS BELIEVES THAT THE CONVERSION OF THE NOTES, THE ISSUANCE OF THE WARRANTS AND THE ISSUANCE OF THE SERIES D PREFERRED ARE FAIR TO, AND ARE ADVISABLE AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE CONVERSION OF THE NOTES AND THE ISSUANCE OF THE SERIES D PREFERRED AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS.

                            DESCRIPTION OF SECURITIES

         The Company's Amended and Restated Articles of Incorporation, authorize the issuance of 100,000,000 shares, par value $0.004 per share, consisting of 75,000,000 shares of common stock and 25,000,000 shares of preferred stock. The Company's Board of Directors has the authority to issue any unissued authorized shares of preferred stock. As of February 5, 2001, the Company's issued and outstanding capital stock consisted of 16,646,399 shares of common stock, 2,806,797 shares of Series B Preferred, 2,000,000 shares of Series C Preferred, __________ shares of Series D Preferred, __________ shares of Series E Preferred, and an additional ________ shares of common stock, ___________ shares of Series B Preferred, __________ shares of Series C Preferred, __________ shares of Series D Preferred and __________ of Series E Preferred were reserved for issuance pursuant to stock options and/or warrants. Persons acquiring such shares could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. The ability of the Board of Directors to issue preferred stock could have the effect of entrenching the Company's directors, impeding or deterring an unsolicited tender offer or takeover proposal regarding the Company, and thereby depriving the then current shareholders of the ability to sell their shares at a premium over the market price, or otherwise adversely affecting the voting power, dividend, liquidation and other rights of holders of common stock.

         A more complete description of the Company's common stock follows. For a more complete description of the Company's Series D Preferred, please see the Proposals and Description of Series D Preferred above.

COMMON STOCK

         The Company has authorized the issuance of only one class of common stock. No share of common stock is entitled to preference over any other share of common stock, and each share of common stock is equal in all respects to every other share of common stock. Holders of common stock are entitled to one vote for each share held of record at each meeting of shareholders. In any distribution of assets, whether voluntary or involuntary, holders are entitled to receive on a pro rata basis the assets available to holders of common stock after creditors have been paid in full and after any liquidation preference of any other class of stock has been satisfied. The outstanding shares are, and the stock offered hereby, upon payment therefore, will be fully paid and nonassessable.

         Holders of common stock have no preemptive rights to purchase additional securities which may be offered by the Company. There is no cumulative voting for the election of directors. Accordingly, the owners of a majority of outstanding voting shares may elect all of the directors if they choose to do so, except three directors who may be elected or appointed by the holders of Series B Preferred and THLi pursuant to the Bridge Loan Agreement as described below. By holding a majority of the outstanding Series B Preferred, THLi has the right to appoint one person to the Company's Board of Directors. THLi also has the right to appoint two persons to the Company's Board of Directors pursuant to the bridge loan agreement between the Company and THLi dated January 4, 2001. All shares of common stock are entitled to participate equally in all dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company (File No. 0-28452) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated into this Proxy Statement by reference:

         (a) Annual Report on Form 10-KSB for the year ended June 30, 2000, filed on September 29, 2000.

         (b) Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2000, and December 31, 2000, filed on November 13, 2000, and February 13, 2001, respectively.

         (c) Current Reports on Form 8-K filed on January 9, 2001, September 8, 2000, June 2, 2000 and February 16, 2001.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Wesley C. Fredenburg

                                              Wesley C. Fredenburg
                                              Secretary

Minneapolis, Minnesota
February 27 2001

                       UNITED SHIPPING & TECHNOLOGY, INC.
                        9850 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442
                                 (952) 941-4080

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of Special Meeting of Shareholders and the Proxy Statement, dated February 27, 2001, hereby appoints Peter C. Lytle and Wesley C. Fredenburg as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all shares of common stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series E Convertible Preferred Stock of United Shipping & Technology, Inc. (the "Company") held of record by the undersigned on February 20, 2001, at the Special Meeting of Shareholders to be held in the F. Scott Fitzgerald Room of the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota on Tuesday, March 27, 2001, at 3:00 p.m., Minneapolis time, and at any adjournment or postponement thereof.

         (1) Ratification of the conversion of the Company's convertible bridge notes (the "Notes") issued to TH Lee.Putnam Internet Partners, LP, TH Lee.Putnam Internet Parallel Partners, LP, THLi Coinvestment Partners LLC and Blue Star I, LLC (collectively, "THLi") into shares of Series D Convertible Preferred Stock, par value $0.004 per share (the "Series D Preferred") and the issuance of warrants to THLi to purchase, in the aggregate, 2,165,349 shares of Series D Preferred (the "Warrants"), which ratification would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that conversion and issuance occurs.

                  [ ] FOR               [ ] AGAINST            [ ] ABSTAIN

         (2) Issuance of the Series D Preferred, including the Series D Preferred into which the Notes are convertible, to THLi and the other investors named in the Series D Preferred Securities Purchase Agreement dated __________ __, 2001 (the "Other Investors"), which is convertible into, and which has voting power, greater than twenty percent (20%) of the outstanding voting securities of the Company, required pursuant to the Series D Preferred Securities Purchase Agreement, which would be necessary for the Company to meet continued listing requirements for its common stock on the Nasdaq SmallCap Market, if that issuance occurs.

                  [ ] FOR               [ ] AGAINST            [ ] ABSTAIN

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE. ABSTENTIONS WILL BE COUNTED TOWARD THE EXISTENCE OF A QUORUM.

         Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated: ________________________, 2001
                                               ---------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.